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                                                               Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


May 12, 1997


To the Board of Directors
Popular, Inc.
(formerly BanPonce Corporation)


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 1 to Registration Statement on Form S-4 of Popular, Inc. (formerly BanPonce Corporation) of our report dated
February 21, 1997, appearing on page F-35 of BanPonce Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



                                          /s/ Price Waterhouse
                                          --------------------
                                              PRICE WATERHOUSE